Exhibit 10.1

FORM OF AUTHORIZED PARTICIPANT MASTER AGREEMENT

Fidelity Digital Assets

This Authorized Participant Master Agreement (the “Agreement”) is entered into between Fidelity Distributors Company LLC (the “Distributor”) and [________________________________________] (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”). The Distributor, the Participant and the Transfer Agent acknowledge and agree that each Trust listed on Attachment C, as may be amended from time to time, (each, a “Trust” and, collectively, the “Trusts”) is structured as an exchange-traded commodity fund and shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein. Capitalized terms used but not defined herein are defined in the current prospectus for each Trust (the “Prospectus”).

The Distributor may designate others, including affiliates or its agents, to perform certain functions in this agreement. The Distributor has appointed the Transfer Agent to provide certain order-taking functions relating to the shares of beneficial interest of each Trust (the “Shares”). The Transfer Agent serves as the transfer agent of the Shares.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”), the manual process of The Depository Trust Company (“DTC”) or outside of these processes.

The capitalized term “Specified Asset” or “Specified Assets” used herein shall refer to the specified asset referenced in the table in Attachment C and, for purposes of interpreting this Agreement, such term shall be used or applied solely in connection with the relevant Trust named to the left of the Specified Asset in Attachment C. For avoidance of doubt, Specified Assets shall not include cash.

In consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1. STATUS OF PARTICIPANT

a. Clearing Status

The Participant represents, covenants and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the creation or redemption of Creation Units, (i) through the CNS Clearing Process, because it is a member of NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). The Participant clears through NSCC numbers [____________] (CNS) and [____________] (DTC).

The Participant may place orders for the creation or redemption of Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt notice of any such change to the Distributor and the Transfer Agent.

b. Broker-Dealer Status

The Participant represents, covenants and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules) and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Trust in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

c. Foreign Status

If the Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States, and the Participant is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made and to conduct its business in accordance with the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

d. Distributor Status

The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws, rules and regulations. For example, because new Creation Units of Shares may be issued and sold by a Trust on an ongoing basis, a “distribution,” as such term is used in the Securities Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. Neither the Distributor nor the Transfer Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

2. EXECUTION OF ORDERS

All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Prospectus, and where applicable, the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. A Trust and/or the Distributor reserve the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof. In the event of a conflict between the Prospectus and any such procedures, the Prospectus shall control.

To the extent a Purchase Order or Redemption Order (each, as defined below) is effected in kind, the Participant may designate others, including its affiliates, agents, or any other party, to transfer, deliver and/or receive the Specified Asset in connection with any creation or redemption order under this Agreement (such designee referred to herein as a “Participant Designee”), unless (i) prohibited by applicable law, rules or regulations or (ii) prohibited by the relevant custodian in accordance with its anti-money laundering and/or sanctions standards. The Participant acknowledges and agrees that it is, and will at all times be, liable and subject to the indemnification obligations hereunder for the acts and omissions of such Participant Designees to the same extent as if such acts or omissions were performed by the Participant itself.

With respect to any order for the purchase of Creation Units (“Purchase Order”), a Trust acknowledges and agrees to return to the Participant, any party for which it is acting, or any Participant Designee, any dividend, interest, distribution or other payment from a corporate action or otherwise paid to such Trust in respect of any Basket Deposit that is transferred to such Trust that, based on the valuation of such Basket Deposit at the time of transfer, should have been paid to the Participant, any party for which it is acting, or a Participant Designee.

With respect to any order for the redemption of Creation Units (“Redemption Order”), the Participant acknowledges and agrees on behalf of itself, any party for which it is acting (regardless of its capacity), and any Participant Designee that: (i) the Participant will use its best efforts to return to a Trust any dividend, interest, distribution or other payment from a corporate action or otherwise paid to it, the party for which it is acting, or a Participant Designee in respect of any Basket Deposit that is transferred to the Participant, any party for which it is acting, or a Participant Designee that, based on the valuation of such Basket Deposit at the time of transfer, should have been paid to such Trust, and (ii) such Trust is entitled to reduce the amount of money or other proceeds due to the Participant, any party for which it is acting, or a Participant Designee that, based on the valuation of such Basket Deposit at the time of transfer, should be paid to such Trust.

Solely with respect to orders for the creation or redemption of Creation Units through the CNS Clearing Process, the Participant as a Participating Party hereby authorizes a Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts (if any), as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Transfer Agent for purchases and redemptions. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent on behalf of a Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

3. BASKET DEPOSIT AND/OR RELEVANT ADDITIONAL AMOUNTS

Each Trust will make available each day such Trust is open through the Distributor and/or the Transfer Agent the names and the required amount of the Basket Deposit in a Creation Unit, and if applicable, information regarding any required additional amount payable in cash or in the Specified Asset as designated by the Distributor (the “Additional Amount”). The Participant understands that a Creation Unit will not be issued until the requisite amount of the Basket Deposit and/or the Additional Amount, if any, as well as applicable Transaction Fees (as discussed below) are transferred to a Trust on or before the settlement date in accordance with the relevant Prospectus.

4. ROLE OF PARTICIPANT

a. Not Acting as Agent

The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any transaction or in any respect to act as agent of any Trust, the Distributor, or the Transfer Agent. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trusts, the Distributor, the Transfer Agent, or a Trust’s custodian or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b. Obligations as DTC Participant

The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

c. Delivery of Shareholder Information

The Participant agrees that subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor and/or Transfer Agent in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of a Trust or the Distributor necessary for a Trust to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations. The Participant shall undertake to deliver to its customers proxy materials and annual and other reports of the Trusts, or other similar information that the Trusts are obligated to deliver to their shareholders, upon receiving from the Trusts or the Distributor of sufficient quantities of the same to allow mailing thereof to such customers. The Participant will be responsible for providing the Prospectuses in connection with sales of its Shares in the secondary market, as required by applicable laws, rules and regulations.

d. Identification in Registration Statement

For as long as this Agreement is effective, the Participant agrees to be identified as an Authorized Participant of the Trust in any section of the Trust’s Prospectus included within the Registration Statement and on the Trust’s website solely to the extent required by the SEC; provided that the Distributor will provide the Participant with a copy of such Prospectus (or any amendment thereto) to review and comment on any such sections prior to the filing of such Prospectus (or any such amendment thereto) with the SEC. Upon the termination of this Agreement as to a Trust, the Distributor will remove any reference to the Participant from such documents, including, but not limited to the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement, and Distributor will also promptly file a current report on Form 8-K indicating the withdrawal of the Participant as an Authorized Participant of such Trust, if previously included in said report. The Distributor will promptly update a Trust’s website to remove any identification of the Participant as an Authorized Participant of such Trust. This Section 4(d) shall survive termination or expiration of this Agreement.

e. Proprietary Information

Neither the Distributor nor any of its affiliates shall use the names, addresses and other information concerning the Participant’s customers for any purpose except in connection with the performance of its duties and responsibilities hereunder and except for servicing and informational mailings described in this Section 4, or as may otherwise be permitted by applicable laws, rules and regulations.

f. Maintenance of Records

The Participant agrees to maintain records of all sales of Shares made by or through it, in a manner consistent with applicable laws, rules and regulations, and to furnish copies of such records to the relevant Trust or the Distributor promptly upon request.

g. Privacy

The Participant affirms that it has and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer information to the extent required by applicable laws, rules and regulations.

h. Anti-Money Laundering

The Participant represents that it has and will continue to have and implement throughout the term of this Agreement written policies, procedures and internal controls reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, now or hereafter in effect, including applicable provisions of the USA PATRIOT Act of 2001 (“AML Program”) and sanctions laws, including the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“Sanctions Program”), as the same may be in effect from time to time, which is hereby confirmed with the placement of any order. The Participant represents that its AML Program and its Sanction Program will be maintained and implemented in conformity with the foregoing provisions throughout the term of this Agreement. In particular, and without limitation, the Participant represents and warrants that its AML Program includes a Customer Identification Program (“CIP”), in accordance with 31 C.F.R. § 1023.220, including policies and procedures reasonably designed to identify and verify the identity of customers and any required beneficial ownership of legal entity customers as required under 31 C.F.R. § 1023.220 and § 1010.230 (“customer due diligence” or “CDD”), respectively. The Participant agrees to apply its CIP to identify and verify the identity of each customer and Participant Designee. The Participant further represents and warrants that, to the extent a Purchase Order or Redemption Order is effected in kind, it will designate only those Participant Designees for the transfer, delivery and/or receipt of the Specified Asset in connection with any creation or redemption order under this Agreement that have undergone CIP and CDD, as applicable. In addition, and without limitation, the Participant represents and warrants that it will not knowingly coordinate the delivery of any Specified Asset that would be in contravention of applicable sanctions, and shall require any Participant Designee regarding the delivery of Specified Assets to screen the Specified Assets before delivery, to represent and warrant to the Participant and the Distributor that the acquisition, delivery, and/or transfer of the Specified Assets would not be in contravention of any applicable sanctions, and, if otherwise, to not deliver such Specified Asset and instead to block and report such Specified Asset to as required by sanctions law.

5. PARTICIPANT REPRESENTATIONS

a. Representations Concerning a Trust

The Participant represents, warrants and agrees that it will not make any representations concerning a Trust, Creation Units or Shares, other than those consistent with the Prospectus or any promotional or sales literature furnished to the Participant by such Trust or the Distributor, or any such materials permitted by clause (b) of this Section.

b. Marketing Materials

The Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will only make representations concerning the Shares that are consistent with a Trust’s then current Prospectus or any promotional materials or sales literature furnished to the Participant by the Distributor or such Trust.

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Trust or its Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials that are prepared and used for the Participant’s internal use only, or brokerage communications that are prepared by the Participant in the normal course of its business, consistent with the Prospectus, and in accordance with applicable laws, rules and regulations) (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the relevant Trust or the Distributor, or are otherwise consistent with the Prospectus, have been approved by the Distributor in writing prior to use, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules). The Participant shall file all such Marketing Materials that it prepares with FINRA, as required by applicable laws, rules or regulations.

c. Preparation and Circulation of Research Reports

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to the Shares, provided that, such materials comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) and other applicable laws, rules and regulations. Such materials must be consistent with the Prospectus or other materials previously furnished by the relevant Trust or the Distributor or be approved by the Distributor in writing prior to use, and clearly indicate that such materials are prepared and distributed by the Participant.

d. Participant Designee

The Participant represents, warrants and agrees that each Participant Designee, if any, maintains a secure wallet or wallets from a reputable digital assets wallet software provider, or through a licensed third-party custodian or virtual currency trading platform, for the digital assets being delivered and/or received.

6. PAYMENT OF CERTAIN FEES AND TAXES

a. Transaction Fees

In connection with the creation or redemption of Creation Units, the Participant agrees to pay the Transaction Fee, if any, as communicated to the Participant, applicable to creations or redemptions. Transaction Fees, which may be reduced, increased or otherwise changed from time to time, will differ for each Trust, depending on the transaction expenses related to such Trust. The Participant will also receive the amount of the Transaction Fee, including the maximum amount of the Transaction Fee charged by a Trust from the Distributor. Variations in the Transaction Fee may be imposed in the sole discretion of the Distributor and/or relevant Trust from time to time.

b. Tax Liability

To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Trust made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent a Trust, the Distributor or their agents are required by law to pay any such tax or charge, the Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

7. AUTHORIZED PERSONS

a. Certification

Concurrently with the execution of this Agreement, the Participant shall deliver to the Distributor, the Transfer Agent, and the Trusts a certificate in a form attached as Attachment B-1 to this Agreement (or another format as may be mutually acceptable), duly certified as appropriate by its secretary or other duly authorized person that sets forth the names, titles, signatures, email addresses, and telephone numbers of all persons authorized to give instructions relating to the activities contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person” and collectively, the “Authorized Persons”). Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trusts as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor, the Transfer Agent and the Trusts of a superseding or amended certificate or if earlier, until termination of this Agreement. After such certificate is accepted by the Distributor, the Transfer Agent and the Trusts, the Participant may authorize additional Authorized Persons to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant by delivering to the Distributor, the Transfer Agent, and the Trusts an addendum to the certificate described above in a form attached as Attachment B-2 to this Agreement (or another format as may be mutually acceptable).

b. PIN Numbers

The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons and the Distributor only. If for some reason, an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued, and the Participant or Authorized Person and the Transfer Agent shall notify the Distributor.

The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent. Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant, the Distributor, the Transfer Agent and the Trusts. The Transfer Agent will promptly provide the Distributor with all newly issued PIN Numbers and promptly notify the Distributor of any changes to PIN Numbers, including deactivation of any PIN Number.

c. Termination of Authority

Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by the Transfer Agent. The Transfer Agent shall promptly deactivate the PIN Number of such Authorized Person upon receipt of the written notice and notify the Distributor.

d. Verification

The Distributor and Transfer Agent shall not verify that an Order is being placed by an Authorized Person. The Distributor and Transfer Agent shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Distributor or Transfer Agent, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN Number as provided herein.

e. Limitation of Liability

The Participant agrees that the Distributor, the Transfer Agent and the Trusts shall not be liable for losses incurred by the Participant as a result of unauthorized use of a PIN Number.

8. REDEMPTION

The Participant represents, warrants and agrees on behalf of itself and any party for which it acts (a “Participant Client”) that, as of the close of business on any Business Day on which it has placed any Submission Number for the purpose of redeeming a Creation Unit of Shares of a Trust (a “Redemption Order”), it or the Participant Client, as the case may be, will own (within the meaning of Rule 200 of Regulation SHO) or have arranged to borrow (as contemplated by Rule 203(b)(1) of Regulation SHO) for delivery of the Shares to a Trust on or prior to the settlement date of the Redemption Order the number of Shares of a Trust to be redeemed as a Creation Unit. In either case, the Participant acknowledges that: (i) it has or, if applicable, its Participant Client has full legal authority and legal right to tender for redemption the requisite number of Shares of a Trust and to receive, or facilitate the receipt of, the entire proceeds of the redemption and (ii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares being tendered there are no restrictions precluding the tender and delivery of such Shares (including borrowed Shares, if any) for redemption, free and clear of liens, on the redemption settlement date. In the event that the Distributor and/or a Trust have reason to believe that the Participant does not own or have available for delivery the requisite number of Shares to be redeemed as a Creation Unit to deliver by the settlement date, the Distributor, the Transfer Agent and/or such

Trust may require the Participant to deliver or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares in order for the Redemption Order to be in proper form and, if such documentation is not reasonably satisfactory to the Distributor, the Transfer Agent and/or such Trust, in their reasonable discretion, the Distributor may reject the Redemption Order. Failure to deliver or execute the requested supporting documentation may result in the Participant’s Redemption Order being rejected as not in proper form.

9. INDEMNIFICATION

This Section 9 shall survive the termination of this Agreement.

a. Participant’s Indemnification of Trust, Distributor, and Transfer Agent

The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trusts, the Transfer Agent, their respective affiliates, directors, trustees, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of: (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by an Authorized Person of the Participant or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Shares, any Participant Indemnified Party or a Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell such Shares, and (2) any untrue statement or alleged untrue statement of a material fact contained in any of Participant’s research reports, marketing material or sales literature described in Section 5 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of a Trust or the Distributor or is based upon any omission by a Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Participant Indemnified Party arising out of such Participant Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct. With respect to (i) through (iii) and (v) above, the Participant Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

b. Distributor’s Indemnification of Participant

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs in relation to its role as Distributor; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement, of a material fact contained in the Registration Statement or Prospectus, as each may be amended from time to time, or any omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Distributor Indemnified Party arising out of such Distributor Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct. With respect to (i) through (iii) and (v) above, the Distributor Indemnified Party’s failure to promptly acknowledge any omission to state a material fact or untrue statement contained in such materials or the Distributor’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

c. Data Errors, Communication Delays and Delayed Settlements

Neither the Distributor nor the Transfer Agent shall be liable to any other party to this Agreement for any damages arising out of: (i) mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party; (ii) interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent; or (iii) redemption orders placed during a certain window when the allocation of a Specified Asset that is not staked (“Liquidity Sleeve”) has been exhausted (each a “Delayed Settlement Scenario”).

10. LIMITATION OF LIABILITY

a. Express Duties

The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

b. Limited Liability

In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. Neither the Distributor nor the Transfer Agent shall be liable in connection with a Delayed Settlement Scenario.

c. Force Majeure

Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

d. Reliance on Instructions

The Distributor, the Transfer Agent and the Trusts may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by each of them to be genuine.

e. No Advancement by Transfer Agent

The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own fraud, bad faith, gross negligence, or reckless or willful misconduct.

11. HARD FORKS AND AIR DROPS

Except for cash temporarily held to pay a Trust’s expenses, facilitate redemption transactions, or received in creation transactions, such Trust will only invest in the Specified Asset specified in its Prospectus. A Trust intends to disclaim any Specified Assets airdropped to the relevant holders of such Specified Assets. A Trust will receive or claim rights to any Specified Assets created by a fork of the relevant Specified Asset’s network that are supported by the Specified Assets custodian and for which the Sponsor determines a suitable secondary market exists to sell such assets. The Trust Agreement requires that, if a Trust receives or claims a forked asset, the Sponsor will cause the forked asset to be sold and have the proceeds distributed to the relevant Trust’s Shareholders.

In the event of a hard fork of a network for a Specified Asset, the Sponsor will, as permitted by the terms of the relevant Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the relevant network, is generally accepted as the relevant Specified Asset’s network and should therefore be considered the appropriate network for the relevant Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant to a Specified Asset, including but not limited to, the Sponsor’s beliefs regarding expectations of the core developers, the developer roadmap, users of block space (available capacity within a block to store data and execute code) including services and businesses, suppliers of block space (i.e. miners) and their associated incentives, and other constituencies, as well as other non-fundamental factors, the relevant network, the relevant Specified Assets custodian’s ability and willingness to support the fork, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the relevant Specified Asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the relevant Trust’s Shares as a result. The Sponsor may also disagree with Shareholders, the Specified Assets custodian, other service providers, the Index Provider, cryptocurrency exchanges, or other market participants on what is generally accepted as the appropriate Specified Asset and therefore should be considered for the relevant Trust’s purposes, which may also adversely affect the value of Shares as a result.

In the event of a hard fork (demonstrated by support from the market), the relevant Trust or its agent will use best efforts to notify the Participant as soon as possible if an alternate fork is being selected. The Participant may reach out to the relevant Trust or its agent to determine if a fork is being selected if the Participant has determined it is material with respect to its ability to perform under the terms of this Agreement.

For the avoidance of doubt, the Transfer Agent is not an agent of the Trusts for purposes of this Section 11, and will have no obligation, responsibility, or liability for the determinations or actions under this Section.

12. TRUST AS THIRD-PARTY BENEFICIARY

The Participant, the Distributor, and the Transfer Agent understand and agree that each Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event the Participant fails to honor any of its obligations pursuant to this Agreement that benefit such Trust. The Participant agrees to cooperate with the Trusts, Transfer Agent, and the Distributor if a request for information or records is made to the Participant.

13. ACKNOWLEDGMENT

The Participant acknowledges receipt of each Trust’s Prospectus and represents it has reviewed each Trust’s Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

14. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, traceable overnight mail (e.g., Federal Express) or by postage prepaid registered or certified U.S. First Class mail, return receipt requested, or similar means of same day delivery (with a confirming copy by mail as provided herein).

Each party acknowledges its consent to electronic delivery, including via email, of any documents or materials required and/or provided by one to the other related to services provided under this Agreement. Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

Unless otherwise notified in writing, all notices shall be given or sent as follows:

To the DISTRIBUTOR:	Fidelity Distributors Company LLC Attn: Contracts Risk Management 900 Salem Street, OTGW3 Smithfield, RI 02917

	Telephone:	(617) 563-7000
	Email:	FFASCRM@fmr.com

With a copy to:

ETF Services Team 6501 S. Fiddlers Green Circle, Suite 600 Greenwood Village, CO 80111

	Email:	Shelley.Harding@fmr.com

To the PARTICIPANT:	[Name of Participant] [Participant Street Address] [Participant City, State and Zip Code]

	Telephone:	[(___) ___-____]
Email

To the TRANSFER AGENT:	State Street Bank and Trust Company 1776 Heritage Drive Quincy, MA 02171 Attn: Marc Reyome Email: ETFspecialtrades-ta@statestreet.com

To any TRUST:	c/o FD Funds Management LLC 245 Summer Street, V13E Boston, MA 02210 Attn: Treasurer

	Telephone:	(800) 343-3548

15. ENTIRE AGREEMENT

This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, supersede any prior agreement between the parties with respect to the subject matter contained herein and constitute the entire agreement between the parties regarding the matters contained herein. Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Distributor and/or a Trust and provided pursuant to the notice provisions hereof, shall become part of this Agreement.

16. INTERPRETATION

Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

17. AMENDMENT

This Agreement, including any Attachments hereto, and any additional or other procedures relating to the manner of creating or redeeming Creation Units of Shares issued by a Trust and provided pursuant to the notice provisions hereof may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Distributor from time to time without the consent of the Participant or Transfer Agent by the following procedure: the Distributor, or a Trust on behalf of the Distributor, will mail a copy of the amendment to the Participant and the Transfer Agent and if neither the Participant nor the Transfer Agent objects in writing to the amendment within ten (10) business days after its receipt, such amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Transfer Agent and the Distributor reserve the right to amend Attachment C of this Agreement solely for the purpose of adding a new Trust upon reasonable notice thereof to the Participant.

18. TERMINATION

This Agreement may be terminated with respect to a Trust at any time by any party upon thirty (30) days prior written notice to the other parties unless: (i) earlier terminated by such Trust, Transfer Agent or the Distributor in the event of a breach by the Participant of this Agreement or the procedures described or incorporated herein; or (ii) in the event that such Trust is terminated pursuant to the Trust Agreement. For avoidance of doubt, the termination of this Agreement in accordance with this Section 18 with respect to a Trust shall not terminate this Agreement with respect to other Trusts listed in Attachment C.

19. PROSPECTUS AND REPRESENTATIONS

The Distributor will provide to the Participant copies of a Trust’s Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant consents to the delivery of Prospectuses electronically from the Distributor or any Trust. The Participant understands that a Trust’s current Prospectuses and all required reports for each applicable Trust are available at such Trust’s website at Fidelity.com. The Participant can revoke this consent to delivering Prospectuses electronically at any time by calling 1-800-297-2952. The Participant agrees to maintain a valid email address, and agrees to promptly notify the Distributor if its email address changes. The Participant shall, upon request of a Trust, provide such Trust with sufficient documentation and other evidence that the Participant is providing the Prospectuses to the purchasers of any Shares. The Distributor shall be deemed to have complied with this Section when the Participant has received such revised, supplemented or amended Prospectus by email at [ XXXX@.com].

Participant and Distributor are expressly put on notice of the limitation of shareholder liability as set forth in the Trust Agreement(s) or other organizational document of the Trusts and agree that any obligation assumed by a Trust under this Agreement shall be limited in all cases to such Trust and its assets and not the asset of any other Trust. Participant or Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of any Trust. Nor shall the Participant or Distributor seek satisfaction from the Trustees or any individual Trustee of any Trusts.

20. COUNTERPARTS

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

21. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any Commonwealth of Massachusetts or United States Federal court sitting in Boston, Massachusetts having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, or any action taken or omitted hereunder, and waive any claim of forum nonconveniens and any objections as to laying of venue. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

22. ASSIGNMENT

No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

23. SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement, the effective date of which shall be the date of the last dated signature below.

FIDELITY DISTRIBUTORS COMPANY LLC, AS DISTRIBUTOR:

By:

Name:

Title:

Address:	900 Salem Street, OTGW3 Smithfield, RI 02917

Telephone:	(617) 563-7000
Email:

Date:

[Name of Participant], AS PARTICIPANT:

By:

Name:

Title:

Address:	[Participant Street Address]
[Participant City, State and Zip Code]

Telephone:	[(___) ___-____]
Email:

Tax ID No.

Date:

Accepted by:

STATE STREET BANK AND TRUST COMPANY, AS TRANSFER AGENT:

By:

Name:

Title:

Address:

Telephone:
Email:	ETFspecialtrades-ta@statestreet.com

Date:

ATTACHMENT A

This attachment to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent or Distributor in processing a Purchase Order for the purchase of Shares, (ii) the Transfer Agent or Distributor in processing a Redemption Order for the redemption of Shares, and (iii) the Participant, Transfer Agent, Distributor or their agents in delivering or arranging for the delivery of requisite cash payments, Basket Deposits or Shares, as the case may be, in connection with the submission of Purchase Orders or Redemption Orders.

A Participant is first required to have signed the Authorized Participant Agreement prior to initiating any orders. Upon acceptance of the Authorized Participant Agreement by the Distributor and the Transfer Agent, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares.

A. ELECTION TO PLACE ORDERS BY INTERNET

1. GENERAL

In addition to the procedures for placing a Purchase Order and Redemption Order as set forth under Sections B.1 - B.3, Sections C.1 - C.3 and Section D of this Attachment A, respectively, the Participant may utilize the State Street Fund Connect proprietary system, or any successor system (“Fund Connect”), made available to Participant by the Transfer Agent, together with State Street Global Markets, LLC (collectively, “State Street”). Fund Connect is a proprietary electronic fund platform that will allow Participant to submit orders to create or redeem Creation Units under the Agreement. The terms and conditions on which State Street will deliver Fund Connect to Participant shall be set forth in a separate agreement between State Street and Participant (“Fund Connect Agreement”). To the extent that any provision of the Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of Fund Connect; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. For additional clarity, Sections B.4 and B.5 of this Attachment A related to processing and suspending/rejecting Purchase Orders, respectively, shall continue to apply with respect to any orders via Fund Connect.

2. CERTAIN ACKNOWLEDGEMENTS

The Participant acknowledges and agrees that (i) neither the Trusts, the Distributor nor State Street have made any representations, warranties, indemnities, obligations, guarantees or agreements of any kind, whether express, implied, oral or written, with respect to Fund Connect, other than as may be expressly provided by State Street in the Fund Connect Agreement; (ii) Fund Connect is provided “as is,” “as available” with all faults and without any warranty of any kind and that any transactions, content, or data downloaded or otherwise obtained through the use of Fund Connect are done at the Participant’s own discretion and risk; (iii) a Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any order placed through Fund Connect manually before it is executed and that such manual review may result in a delay in execution of such order; and (iv) during periods of heavy market activity or other times, it may be difficult to place orders via Fund Connect and the Participant may place orders as otherwise set forth in Attachment A.

3. ELECTION TO TERMINATE PLACING ORDERS BY INTERNET

The Participant may elect at any time to discontinue placing orders through Fund Connect without providing notice under the Agreement.

B. TO PLACE A PURCHASE ORDER

1. PLACEMENT OF A PURCHASE ORDER

Purchase Orders for Creation Units may be initiated only on days when the NYSE is open for trading (“Transmittal Days”), which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday (popularly known as “President’s Day”), Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (each, a “Holiday”).

Purchase Orders may only be made in whole Creation Units. All Purchase Orders shall be made in accordance with the terms and procedures set forth in the Prospectus. Each party hereto agrees to comply with the provisions of the Prospectus to the extent applicable to it. The Distributor and/or Trust reserves the right to issue procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time upon reasonable notice thereof.

To initiate a Purchase Order, an Authorized Person of the Participant must call the Transfer Agent at (855) 431-8608 not later than the closing time of the regular trading session of the NYSE (ordinarily 4:00 p.m., U.S. Eastern time) on a Transmittal Day as set forth in the applicable Trust’s order form, which is incorporated into and made part of this Agreement, or such earlier time as designated by such Trust (the “Order Cut-Off Time”); provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be the earlier NYSE close on such Transmittal Day.

Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the Purchase Order, the Transfer Agent will issue a unique Order Number. An Order Number is only valid for a limited time. The Purchase Order must be sent by facsimile in the form provided by the relevant Trust or its agents (which may include various Participant representations) to the Transfer Agent within 20 minutes of the issuance of the Order Number. In the event that the Purchase Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the Purchase Order. Unless the Purchase Order is received by the Transfer Agent upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid.

NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER. AN ORDER MAY NOT BE CANCELED BY AN AUTHORIZED PERSON AFTER AN ORDER NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED. A CALL THAT IS PLACED BEFORE THE ORDER CUT-OFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUT-OFF TIME. ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE PURCHASE ORDER. A PURCHASE ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.

2. RECEIPT OF TRADE CONFIRMATION

The Transfer Agent will fax a copy of any accepted Purchase Order that was submitted by telephone to the Participant within approximately 45 minutes of its receipt of acceptance of the Order by the Distributor, as confirmation of such Purchase Order. In the event the Participant does not receive a Purchase Order confirmation, it should contact the Transfer Agent at the business number indicated.

3. AMBIGUOUS INSTRUCTIONS

In the event that the written Purchase Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, a representative of the Transfer Agent will attempt to contact the Participant to request confirmation of the terms of the Purchase Order. If an Authorized Person is able to confirm the terms as they appear in the written Purchase Order by the Order Cut-Off Time, the Transfer Agent will continue processing the Purchase Order. If an Authorized Person contradicts its terms, the Purchase Order will be deemed invalid and a corrected written Purchase Order must be received by the Transfer Agent’s telephone representative by the Order Cut-Off Time.

In the event that a written Purchase Order contains terms that are illegible, as determined in the sole discretion of the Distributor or Transfer Agent, the written Purchase Order will be deemed invalid and the Transfer Agent will attempt to contact the Participant to request transmission of a legible written Purchase Order. If the Transfer Agent does not receive a legible written Purchase Order by the Order Cut-Off Time, the Purchase Order will be deemed invalid. If the Transfer Agent is not able to contact an Authorized Person, the Purchase Order will be deemed invalid.

4. PROCESSING A PURCHASE ORDER

A Purchase Order shall be deemed to be received on the Transmittal Day on which the order is placed; provided that: (i) the order is placed in proper form prior to the Order Cut-Off Time on such date; and if applicable, (ii) for in-kind Purchase Orders a valid Participant Designee is identified; and (iii) for Basket Deposits consisting solely of cash, federal funds in the appropriate amount or for Basket Deposits consisting of Specified Assets, the appropriate amount of the required asset, in each case, together with any required Additional Amounts, are deposited with a Trust’s custodian by 11:00 a.m. U.S Eastern Time on the following business day, or such later time as designated by such Trust, (“Settlement Time”). Any Purchase Order that is not placed in the manner described above may be deemed to be rejected and the Participant shall be liable to the relevant Trust for losses, if any, resulting therefrom. The Transfer Agent shall process and transmit Purchase Orders in accordance with the procedures described in the relevant Trust’s registration statement and in this Attachment A. The Distributor shall make any determination to approve Purchase Orders.

The Distributor may, prior to the receipt of federal funds in the appropriate amount on the applicable Settlement Time for Basket Deposits consisting of cash, begin to trade for a Trust with respect to which the Participant has placed a Purchase Order. For Basket Deposits consisting solely of a Specified Asset, in the event the Basket Deposit is not received on the applicable Settlement Time, the Distributor will (i) delay settlement of the Purchase Order to enable delivery of the Specified Asset at a later time as designated by the Trust, or (ii) convert the Purchase Order to cash. In making such decision, the Distributor shall provide the Participant with prior notice and consult with the Participant, and consider in good faith any request made by the Participant regarding its preferred course of action; provided, however, that the final decision shall remain within the sole discretion of the Distributor. The Participant agrees that, if the Distributor makes investments for a Trust prior to receiving confirmation that such federal funds or Specified Asset have been received, the Participant will indemnify and hold the Distributor, such Trust and their agents harmless for any loss suffered by any or all of them due to the failure or delay in depositing such Specified Assets or federal funds, which includes federal funds expected from in-kind Purchase Orders converted to cash, with the relevant Trust’s custodian prior to the Settlement Time. For purposes of clarity, a loss suffered by a Trust shall include, but not be limited to, actual losses suffered by such Trust, slippage costs, all other costs, expenses, and liabilities, as well as any adverse effect on such Trust’s performance directly attributable to the failure or delay in depositing such federal funds or Specified Asset in the appropriate amount prior to the applicable Settlement Time.

Purchase Orders may also be rejected under the circumstances described in Section 5 of this Attachment A.

After a Trust has accepted a Purchase Order and received delivery of the Basket Deposit, and any applicable Additional Amount, DTC will instruct such Trust to initiate “delivery” of the appropriate number of such Trust’s Shares to the book-entry account specified by the Participant. The Distributor will furnish a Trust’s Prospectus and the Transfer Agent will furnish a confirmation to the Participant unless such confirmation will be provided by the National Securities Clearing Corporation.

A Creation Unit will not be issued until the transfer of the all-cash payment (or the transfer of good title to the relevant Trust of the Basket Deposit and any applicable Additional Amount) has been completed. Notwithstanding the foregoing, if applicable, Creation Units may be issued to a Participant notwithstanding the fact that the corresponding Basket Deposit and any applicable Additional Amount have not been received in part or in whole, in the sole discretion of the relevant Trust, provided that the Participant deposits the available Basket Deposit and any applicable Additional Amount in an amount equal to the sum of (i) the Additional Amount (including any Transaction Fees), plus (ii) 115% of the market value of the undelivered Basket Deposit (the “Additional Cash Deposit”). If applicable, an additional amount of cash shall be required to be deposited with the relevant Trust, pending delivery of the missing Basket Deposit to the extent necessary to maintain an amount of cash on deposit with such Trust at least equal to 115% of the daily marked to market value of the undelivered Basket Deposit. In the sole discretion of a Trust following the initial settlement date, such Trust may use the cash on deposit to purchase the undelivered Basket Deposit. The Participant will be liable to a Trust for the costs incurred by such Trust in connection with any such purchases and the Participant shall be liable to such Trust for any shortfall between the cost to such Trust of purchasing any missing Basket Deposit and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Basket Deposit exceeds the market value of such Basket Deposit on the day the Purchase Order was deemed received by the Distributor and/or the Transfer Agent plus any brokerage and related transaction costs associated with such purchases. A Trust will return any unused portion of the Additional Cash Deposit once all of the undelivered Basket Deposit have been properly received by such Trust’s custodian or purchased by such Trust and deposited into such Trust.

5. REJECTING, OR SUSPENDING OR CONVERTING A PURCHASE ORDER

The Distributor may reject any Purchase Order that is not submitted in accordance with the procedures described in the Prospectus. A Trust and the Distributor also reserve the absolute right to reject or revoke acceptance of a Purchase Order transmitted to it, for example if:

a.	the Purchase Order is not in proper form;

b.

the Basket Deposit delivered is not as specified by such Trust through the Distributor and/or Transfer Agent, and the Distributor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

c.	the acceptance of the Basket Deposit would have certain adverse tax consequences to such Trust;

d.	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

e.	the acceptance of the Basket Deposit would otherwise, in the discretion of such Trust or the Distributor, have an adverse effect on such Trust or the rights of beneficial owners of such Trust;

f.

the value of Creation Units to be created exceeds a purchase authorization limit afforded to the Participant by such Trust, and the Participant has not deposited an amount in excess of such purchase authorization with such Trust’s custodian prior to the designated cut-off time, on the Transmittal Day; or

g.	there exist circumstances outside the control of such Trust, the Transfer Agent, or the Distributor that make it impossible to process Purchase Orders for all practical purposes.

Cash Purchase Orders to be transferred In-Kind to each Trust

The Distributor will void the order if delivery of the in-kind Specified Asset is not available at time of settlement through Fidelity Digital Asset Services (the “Digital Assets Custodian”), returning cash position to the relevant Authorized Participant.

If the Authorized Participant has provided the cash to complete the order but there is a failure by a separate entity (unaffiliated with and not the agent of the Authorized Participant), for example, the Digital Assets Custodian or another provider purchasing the Specified Asset, the failure of this creation shall not be deemed a failure on the part of the Authorized Participant to deliver as such cash was delivered and the Authorized Participant’s order shall be void and canceled at that time with no penalties as to the Authorized Participant. For purposes of clarity, the Authorized Participant will not be liable to the Distributor, the Trusts and their agents for any loss suffered by any or all of them due to the failure or delay in the depositing of the Specified Asset with the Digital Assets Custodian prior to the Settlement Time.

Notwithstanding the foregoing, in cases where the Trust seeks to use cash proceeds from creation transactions to purchase the Specified Asset from a separate entity where such entity is either an affiliate or agent of the Participant or such purchase is at the direction of the Participant, the Participant shall be liable to the Distributor, the impacted Trust and their agents for any loss suffered by any or all of them due to the failure or delay in the delivery of the Specified Asset on or before the settlement date and in such circumstances, the Distributor in its sole discretion may void and cancel the Participant’s order. For the avoidance of doubt, the Participant’s liability for such losses shall include, but is not limited to, slippage costs, other costs, expenses, and liabilities, as well as any adverse effect on such Trust’s performance directly attributable to the failure to or delay in the proper delivery of such Specified Asset.

In-Kind Purchase Orders

If creations are on an in-kind basis, a Trust further reserves the absolute right to reject or suspend a Purchase Order transmitted to it by the Distributor and/or the Transfer Agent if: (i) the portfolio of Basket Deposit delivered is not as specified by the Distributor; (ii) acceptance of the Basket Deposit would have certain adverse tax consequences to such Trust; or (iii) for any other reasons as specified herein.

To the extent Purchase Orders are effected in-kind, the Specified Asset in the Creation Basket Deposit of a Trust must be delivered to a Specified Asset address maintained by such Trust on or before the settlement date. In the event an Authorized Participant or its Authorized Participant Designee fails to deliver a Basket Deposit pursuant to an in-kind Purchase Order, such in-kind Purchase Order will be converted to a cash Purchase Order and subject to applicable cash Purchase Orders as described herein.

A Trust shall notify the Authorized Person of its rejection of any Purchase Order. Except as provided herein, all Purchase Orders for Creation Units are irrevocable.

A Trust, Transfer Agent and the Distributor are under no duty to verify or give notification of any defects or irregularities in any written Order or in the delivery of Basket Deposits nor shall any of them incur any liability for the failure to give any such notification. A Trust shall return to the Authorized Person or any party for which it is acting any dividend, interest, distribution or other corporate action paid to such Trust in respect of any Basket Deposit that is transferred to such Trust that, based on the valuation of such Basket Deposit at the time of transfer, should have been paid to the Authorized Person or any party for which it is acting.

C. TO PLACE A REDEMPTION ORDER

1. PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units may be initiated only on Transmittal Days (as defined herein). Redemption Orders may only be made in whole Creation Units of Shares of a Trust.

To initiate a Redemption Order, the Authorized Person must call the Transfer Agent at (855) 431-8608 not later than the Order Cut-Off Time. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and terms of the Redemption Order, the Transfer Agent will issue a unique Order Number. An Order Number is only valid for a limited time. The Redemption Order must be sent by facsimile in the form provided by a Trust or its agents (which may include various Participant representations, warranties or acknowledgments) to the Transfer Agent within 20 minutes of the issuance of the Order Number. In the event that the Redemption Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the Redemption Order. Unless the Redemption Order is received by the Transfer Agent upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid.

In-Kind Redemption Orders during Delayed Settlement Scenarios

In the event in-kind Redemption Orders placed during a certain window cause Liquidity Sleeve to fall below a certain level, the Sponsor may, in its sole discretion require cash-in-lieu Redemption Orders until the Liquidity Sleeve has been restored. In the event in-kind Redemption Orders are placed during a Delayed Settlement Scenario, Authorized Participants will be given the option to (1) cancel the Redemption Order, (2) modify the Redemption Order, or (3) replace the in-kind Redemption Order with a cash Redemption Order in the next cash order window. The Authorized Participant must cancel, modify, or choose to replace the Redemption Order as soon as practicable, but no later than 15 minutes after the specified Order Cut-Off Time or (b) any other time agreed to by the Sponsor and of which all existing Authorized Participants have been previously notified. In the event the Authorized Participant fails to cancel, modify, or replace its Redemption Order by the Delayed In-Kind Order Cutoff Time, the Authorized Participant will be unable to adjust its Redemption Order. Notwithstanding the foregoing, the Authorized Participant will remain fully responsible for Delivering to the Trust’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to its Redemption Order.

NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER. AN ORDER MAY NOT BE CANCELED BY THE AUTHORIZED PERSON AFTER AN ORDER NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED. CALLS PLACED BEFORE THE ORDER CUT-OFF TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUT-OFF TIME. ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REDEMPTION ORDER. A REDEMPTION ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.

2. RECEIPT OF CONFIRMATION

The Transfer Agent will fax a copy of any accepted Redemption Order that was submitted by telephone to the Participant within approximately 45 minutes of its receipt of acceptance of the Order by the Distributor, as confirmation of such Redemption Order. In the event the Participant does not receive a Redemption Order confirmation, it should contact the Transfer Agent at the business number indicated.

3. DELIVERY FOR IN-KIND REDEMPTIONS

The Specified Asset constituting the in-kind portion of a redemption distribution (to the extent a Redemption Order is effected in-kind) will be delivered to the appropriate Specified Asset address which must be indicated in the Participant’s standing redemption instructions, and if applicable, a valid Participant Designee has been identified. Redemptions of Shares for a Specified Asset will be subject to compliance with applicable U.S. federal and state laws.

The Shares of a Trust must be delivered through the NSCC to a DTC account maintained at the Transfer Agent by 12:00 p.m. U.S. Eastern Time on or before the settlement date, or such later time as designated by such Trust. The Distributor and/or a Trust will make available on the settlement date, the Additional Amount less the applicable Transaction Fee.

Except as provided in the next three paragraphs, the Specified Asset and any Balancing Amount will be delivered concurrently with the transfer of good title to the relevant Trust of the required number of Shares through DTC.

A Trust, in its sole discretion, may substitute cash (i.e., a “cash in lieu” amount) to be added to the Balancing Amount, if any, to replace any Specified Asset with respect to such Trust which may not be available in sufficient quantity for delivery. For purposes of clarity, the in-kind redemption may be substituted entirely with cash.

If a Trust’s DTC account has not been credited with all of the redemption units to be redeemed by the end of the settlement date, the redemption distribution is delivered to the extent of whole units received. Any further outstanding amount of the Redemption Order shall be canceled.

Redemption Orders during Delayed Settlement Scenarios will be fulfilled by order date, pro rata. Sponsor will communicate to the Authorized Participant the amount of the Specified Asset that is expected to settle on a given date. The Distributor/Trust will settle the order date’s Redemption Orders one business day after it has enough of the liquid Specified Asset to fulfill all in-kind Redemption Orders for that date.

4. CASH REDEMPTIONS

When a Participant chooses to effect a cash redemption of Creation Units of Shares of a Trust, such redemptions shall be effected in essentially the same manner as in-kind sales thereof. In the case of a cash sale, the Participant will receive the cash equivalent of the Specified Asset it would otherwise be entitled to receive through an in-kind redemption, less the same Additional Amount required in an in-kind redemption. In addition, to offset a Trust’s brokerage, transaction, and other costs associated with selling the requisite Specified Asset for cash, the Participant may be required to pay an additional transaction fee or adjustment as advised by the Distributor and/or such Trust which may include any difference between the actual cost to such Trust to sell the Specified Asset and the value of the Specified Asset had the Specified Asset been delivered. Such transaction fees and additional amounts, if any, shall be included in the calculation of the Additional Amount to be received.

Cash Redemption Orders during Delayed Settlement Scenarios

In the event there is a Delayed Settlement Scenario, for cash Redemption Orders, the Sponsor will notify the Authorized Participant and provide the expected date the Redemption Order can be settled. Authorized Participants will be given the option to (1) cancel the Redemption Order or (2) accept the date determined by the Sponsor in which the Redemption Order is expected to settle and proceed with the Redemption Order. The Authorized Participant must cancel or accept the Delayed Settlement terms as soon as practicable, but no later than 15 minutes after the specified Order Cut-Off Time or (b) any other time agreed to by the Sponsor and of which all existing Authorized Participants have been previously notified. If the Authorized Participant chooses to proceed with the Delayed Settlement, the Authorized Participant will be bound by the settlement date determined by the Sponsor. In the event the Authorized Participant fails to cancel its Redemption Order by the Delayed Cash Order Cutoff Time, the Authorized Participant will be unable to adjust its Redemption Order. Notwithstanding the foregoing, the Authorized Participant will remain fully responsible for Delivering to the Sponsor’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to its Redemption Order. The Sponsor may, in its sole discretion permit a cash order to be modified to an in-kind order, due to liquidity, as agreed to by the Sponsor and the Authorized Participant.

In the event of a Delayed Settlement Scenario, the Sponsor will sell the Specified Asset in multiple tranches. The Sponsor will sell an amount of the Specified Asset that is allocated to the Liquidity Sleeve to settle under normal settlement terms. The Sponsor will sell the remaining amount of the Specified Asset that is not allocated to the Liquidity Sleeve that will fulfill the remainder of Redemption Orders for that order date to settle on the expected date as determined by the Sponsor. The Authorized Participant is responsible for the dollar cost of the difference between the Specified Asset price utilized in calculating NAV per Share on trade date and the price realized in the Trust selling the Specified Asset to raise the cash needed for the cash Redemption Order to the extent the price realized in selling the Specified Asset is lower than the Specified Asset price utilized in the NAV. To the extent the price realized in selling the Specified Asset is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Redemption Orders during Delayed Settlement Scenarios will be fulfilled by order date, pro rata. The Sponsor will communicate to the Authorized Participant the amount of the cash that is expected to settle on a given date.

5. AMBIGUOUS INSTRUCTIONS

In the event that the written Redemption Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, a representative of the Transfer Agent will attempt to contact the Participant to request confirmation of the terms of the Redemption Order. If an Authorized Person is able to confirm the terms as they appear in the written Redemption Order by the Order Cut-Off Time, the Transfer Agent will continue processing the Redemption Order. If an Authorized Person contradicts its terms, the Redemption Order will be deemed invalid and a corrected written Redemption Order must be received by the Transfer Agent by the Order Cut-Off Time.

In the event that a written Redemption Order contains terms that are illegible, as determined in the sole discretion of the Distributor or Transfer Agent, the written Redemption Order will be deemed invalid and the Transfer Agent will attempt to contact the Participant to request transmission of a legible written Redemption Order. If the Transfer Agent does not receive a legible written Redemption Order by the Order Cut-Off Time, the Redemption Order will be deemed invalid. If the Transfer Agent is not able to contact an Authorized Person, the Redemption Order will be deemed invalid.

D. T-1 PROCEDURES

The following trade date minus 1 (“T-1”) procedures relate only to Purchase Orders and Redemption Orders submitted after 4:00 p.m., U.S. Eastern time (or such earlier time following an early NYSE close on a Transmittal Day) and before 5:00 p.m., U.S. Eastern time (the “T-1 Order Cut-Off Time”) (a “T-1 Purchase Order” with respect to Purchase Orders and a “T-1 Redemption Order” with respect to Redemption Orders) for the Trusts listed on Attachment C. Except as modified herein, all of the procedures set forth under Sections B.1 - B.3 and Sections C.1 - C.3 of this Attachment A apply to T-1 Purchase Orders and T-1 Redemption Orders.

An Authorized Person for the Participant may call the Transfer Agent at the telephone number provided on the order form after 4:00 p.m., U.S. Eastern time and before 5:00 p.m., U.S. Eastern time to receive an Order Number. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the T-1 Purchase Order or T-1 Redemption Order, the Transfer Agent will issue a unique Order Number. An Order Number is only valid for a limited time. The T-1 Purchase Order or T-1 Redemption Order must be sent by facsimile in the form provided by a Trust or its agents (which may include various Participant representations) to the Transfer Agent within 20 minutes of the issuance of the Order Number. In the event that the T-1 Purchase Order or T-1 Redemption Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the T-1 Purchase Order or T-1 Redemption Order. Unless the T-1 Purchase Order or T-1 Redemption Order is received by the Transfer Agent upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the T-1 Order Cut-Off Time, the Order will be deemed invalid.

NOTE: A T-1 PURCHASE ORDER OR T-1 REDEMPTION ORDER IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER. AN ORDER MAY NOT BE CANCELED BY AN AUTHORIZED PERSON AFTER AN ORDER NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED. A CALL THAT IS PLACED BEFORE THE T-1 ORDER CUT-OFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE T-1 ORDER CUT-OFF TIME. ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE T-1 ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE. ONCE AN ORDER NUMBER IS ISSUED, A T-1 PURCHASE ORDER OR A T-1 REDEMPTION ORDER CANNOT BE CANCELED BY THE PARTICIPANT.

E. ADDITIONAL SETTLEMENT PROCEDURES

The Participant is advised that, pursuant to the relevant Trust’s Valuation Procedures, if an error occurs in calculating a Trust’s net asset value after Participant receives a Purchase/Redemption Order confirmation but prior to the settlement date and results in a difference between the originally computed net asset value and the corrected net asset value that equals or exceeds $0.01 per share, the custodian will reprocess the Purchase/Redemption Order and notify the Participant. If there is a loss to a Trust as a result of the error in calculating the net asset value, the Participant will be required to pay the additional value in cash, or, if applicable, in-kind on or prior to the settlement date. If there is a Trust benefit, the amount of the benefit will be returned to the Participant on the settlement date.

ATTACHMENT B-1

CERTIFICATE OF AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT

FIDELITY DIGITAL ASSETS

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Person”) authorized to (i) give instructions relating to any activity contemplated by the Authorized Participant Master Agreement (as may be amended from time to time, the “Agreement”) between Fidelity Distributors Company LLC and [______________________] and subject to acceptance by State Street Bank and Trust Company, or (ii) give any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Authorized Participant: [_________________________________].[NSCC/DTC #s:_________]

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*	Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)	Required information.
(2)	Required information to use the Web Order Site.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

ATTACHMENT B-2

[On AP’s Firm Letterhead]

[DATE]

To: Fidelity Distributors Company LLC (the “Distributor”) and State Street Bank and Trust Company (the “Transfer Agent”)

Re: Addendum to the Certificate of Authorized Persons for [_________________________] under the Authorized Participant Master Agreement (as may be amended from time to time, the “Agreement”) between Fidelity Distributors Company LLC and [______________________] and subject to acceptance by State Street Bank and Trust Company

Ladies and Gentlemen:

Pursuant to the Agreement, following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Persons (as defined in the Agreement) of [______________________________] (the “Participant”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the Participant pursuant to the Agreement. This list of Authorized Persons is an addendum and adds Authorized Persons to the Participant’s most recently executed certificate (entitled “Certificate of Authorized Persons of the Authorized Participant – Fidelity Digital Assets”) preceding the date set forth above.

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*	Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)	Required information.
(2)	Required information to use the Web Order Site.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

ATTACHMENT C

List of Trusts and Specified Assets

	Name of Trust	Specified Asset of the Trust
1.	Fidelity Wise Origin Bitcoin Fund	Bitcoin
2.	Fidelity Ethereum Fund	Ether
3.	Fidelity Solana Fund	SOL

ATTACHMENT D

AUTHORIZED PARTICIPANT ACCOUNTS FOR DELIVERY OF SPECIFIED ASSETS

If applicable, the relevant Specified Asset address into which the relevant Trust should deposit the Specified Asset of such Trust upon redemption by the Participant is set forth below:

Digital Address:__________________________________________________________

Digital Address:__________________________________________________________

Digital Address:__________________________________________________________